PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS
JUNE 30, 2006
JULY 27, 2006 PRESS RELEASE
Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended June 30, 2006 increased 59.0% to $74.9 million ($1.03 diluted earnings per share and $1.07 basic earnings per share) from $47.1 million ($0.64 diluted earnings per share and $0.68 basic earnings per share) for the quarter ended June 30, 2005. After-tax net realized investment losses for the quarter ended June 30, 2006 were $1.6 million ($0.02 diluted loss per share) versus $0.2 million of after-tax net realized investment gains ($0.00 diluted earnings per share) for the quarter ended June 30, 2005. Gross written premiums for the quarter ended June 30, 2006 increased 20.1% to $341.4 million from $284.3 million for the same quarter in 2005, and the combined ratio for the quarter ended June 30, 2006 was 67.2% compared to 74.5% for the quarter ended June 30, 2005. The Company’s book value per share at June 30, 2006 increased 13.8% to $13.42 from $11.79 at December 31, 2005.
Financial results for the second quarter of 2006 included:
•	A $35.7 million pre-tax ($23.2 million after-tax, or $0.32 diluted earnings per share) decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	A $3.3 million pre-tax ($2.1 million after-tax or $0.03 diluted loss per share) charge for an assessment levied by the Florida Insurance Guaranty Association, Inc. (“FIGA”) on member insurers. This assessment is expected to be recouped through future policy surcharges to Florida insureds.
Net income for the six months ended June 30, 2006 increased 35.1% to $125.2 million ($1.73 diluted earnings per share and $1.80 basic earnings per share) compared to $92.7 million ($1.29 diluted earnings per share and $1.36 basic earnings per share) for the same period in 2005. After-tax net realized investment losses for the six months ended June 30, 2006 were $1.8 million ($0.02 diluted loss per share) versus $7.2 million of after-tax net realized investment gains ($0.10 diluted earnings per share) for the same period in 2005. Gross written premiums for the six months ended June 30, 2006 increased 17.5% to $669.4 million from $569.5 million for the six months ended June 30, 2005, and the combined ratio for the six months ended June 30, 2006 was 73.4% compared to 77.5% for the six months ended June 30, 2005. Financial results for the six months ended June 30, 2006 included the impact of the decrease in the loss and loss adjustment expenses and the FIGA assessment as referred to above.

Press Release
July 27, 2006

James J. Maguire, Jr. CEO said, “During the quarter, our business model continued to generate excellent growth and profitability. We continued to see new business opportunities across most product lines, and renewal retention percentage levels remained at their historical high levels in the mid 90’s. The $35.7 million decrease in reserves resulted from better than expected claims emergence in prior accident years, and is a testament to our constant focus on underwriting excellence. Pricing levels remained adequate for all lines of business, with non-coastal property showing the greatest competitive pressure. I remain optimistic that we will execute at a high level for the balance of 2006.”
The Company will hold its quarterly conference call to discuss second quarter 2006 results today at 3:00 PM EDT. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 38 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2005 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	June 30, 2006
	(Unaudited)	December 31, 2005
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,930,635 AND $1,778,215)	$1,882,505	$1,761,530
EQUITY SECURITIES AT MARKET (COST $233,339 AND $160,926)	250,395	173,455

TOTAL INVESTMENTS	2,132,900	1,934,985

CASH AND CASH EQUIVALENTS	107,999	74,385
ACCRUED INVESTMENT INCOME	18,592	18,095
PREMIUMS RECEIVABLE	283,252	286,778
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	270,702	396,248
DEFERRED INCOME TAXES	48,087	31,893
DEFERRED ACQUISITION COSTS	136,678	129,486
PROPERTY AND EQUIPMENT, NET	24,507	23,886
OTHER ASSETS	30,411	32,070

TOTAL ASSETS	$3,053,128	$2,927,826

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,248,218	$1,245,763
UNEARNED PREMIUMS	651,525	631,468

TOTAL POLICY LIABILITIES AND ACCRUALS	1,899,743	1,877,231
FUNDS HELD PAYABLE TO REINSURER	—	39,221
PREMIUMS PAYABLE	54,168	58,839
OTHER LIABILITIES	154,921	136,039

TOTAL LIABILITIES	2,108,832	2,111,330

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 70,379,718 AND 69,266,016 SHARES ISSUED AND OUTSTANDING	356,474	332,757
NOTES RECEIVABLE FROM SHAREHOLDERS	(10,815)	(7,217)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(20,199)	(2,702)
RETAINED EARNINGS	618,836	493,658

TOTAL SHAREHOLDERS’ EQUITY	944,296	816,496

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,053,128	$2,927,826

2005 share information restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2006.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
REVENUE:
NET EARNED PREMIUMS	$288,794	$233,136	$565,340	$469,891
NET INVESTMENT INCOME	21,677	15,373	41,739	28,864
NET REALIZED INVESTMENT GAIN (LOSS)	(2,412)	296	(2,806)	11,094
OTHER INCOME	417	300	908	780

TOTAL REVENUE	308,476	249,105	605,181	510,629

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	95,603	142,393	257,627	296,857
NET REINSURANCE RECOVERIES	13,152	(26,591)	(5,207)	(54,584)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	108,755	115,802	252,420	242,273
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	85,337	57,826	162,354	121,774
OTHER OPERATING EXPENSES	2,948	6,010	5,280	9,949

TOTAL LOSSES AND EXPENSES	197,040	179,638	420,054	373,996

INCOME BEFORE INCOME TAXES	111,436	69,467	185,127	136,633

INCOME TAX EXPENSE (BENEFIT):
CURRENT	37,599	29,585	66,723	53,860
DEFERRED	(1,020)	(7,258)	(6,774)	(9,938)

TOTAL INCOME TAX EXPENSE	36,579	22,327	59,949	43,922

NET INCOME	$74,857	$47,140	$125,178	$92,711

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$1.07	$0.68	$1.80	$1.36

DILUTED EARNINGS PER SHARE	$1.03	$0.64	$1.73	$1.29

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	69,775,336	68,858,718	69,577,653	68,070,354
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	2,721,730	4,461,048	2,915,528	3,955,779

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	72,497,066	73,319,766	72,493,181	72,026,133

2005 share information restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2006.